UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 31, 2018
RESONANT INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Cremona Drive, Suite 200
Goleta, California	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resonant Inc. has appointed Martin S. McDermut (age 67) as our Chief Financial Officer (our principal financial and accounting officer) pursuant to an employment offer letter. Mr. McDermut’s employment as Chief Financial Officer will commence on November 15, 2018. Mr. McDermut also will serve as our Secretary. Jeff A. Killian, who is serving as our Interim Chief Financial Officer, has resigned from that position effective upon the commencement of Mr. McDermut’s employment with us as Chief Financial Officer.
Mr. McDermut, with more than 30 years of broad financial leadership, has a strong track record in strategic and financial planning, business development, mergers and acquisitions, and public equity markets for technology companies. Prior to joining Resonant, Mr. McDermut served as Vice President and Chief Financial Officer of Applied Micro Circuits Corporation, a publicly traded semiconductor company, from January 2016 to February 2017 when the company was acquired by MACOM Technology Solutions Holdings, Inc. Prior to that, Mr. McDermut served as Senior Vice President, Finance and Chief Financial Officer of Vitesse Semiconductor Corporation, a publicly traded semiconductor company, from August 2011 to April 2015 when the company was acquired by Microsemi Corporation. Prior to that, Mr. McDermut served as a managing director and consultant at Avant Advisory Group, LLC, a management consulting firm based in Los Angeles and Santa Barbara, CA. He also served as chief financial officer for other publicly traded companies including IRIS International Inc. and Superconductor Technologies Inc. He was a partner at the public accounting firm of Coopers & Lybrand LLP (now known as PricewaterhouseCoopers LLP). Mr. McDermut is a member of the board of directors of CDTi Advanced Materials, Inc. (NASDAQ: CDTi) and Public Square Santa Barbara. Mr. McDermut holds a BA in economics from the University of Southern California and an MBA from the University of Chicago Booth School of Business. He is a Certified Public Accountant.
Mr. McDermut’s offer letter provides that he will be employed by Resonant “at will” and contains the following additional terms:

•	He will receive an annual base salary of $295,000;

•	He will be eligible to receive annual incentive compensation pursuant to bonus performance criteria established by the Compensation Committee of the Board of Directors;

•
He will receive an award of restricted stock units for 175,000 shares of common stock upon commencement of employment, which award will vest in four equal annual installments on December 1, with the first installment vesting on December 1, 2018;

•
He is a recipient of a Severance and Change in Control Agreement, a form of which is filed as Exhibit 10.41 to Resonant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 27, 2015, which agreement provides Mr. McDermut with the severance benefits extended to other executive officers of Resonant, with the exception that Mr. McDermut will be entitled to a lump sum severance payment equal to twelve (12) months of his base salary in the event of his termination in certain circumstances; and

•	He will be eligible to participate in Resonant’s other benefits programs.
The foregoing description of the offer letter is subject to, and qualified in its entirety by, the copy of the offer letter filed as Exhibit 10.1 hereto and incorporated herein by reference.
Mr. McDermut also is expected to enter into Resonant’s standard indemnification agreement, a copy of the form of which is filed as Exhibit 10.1 to the Registration Statement on Form S-1 filed with SEC on January 24, 2014 and incorporated herein by reference, which would require Resonant to indemnify Mr. McDermut, under the circumstances and to the extent provided for therein, against certain expenses and liabilities incurred by Mr. McDermut by reason of his position as an officer of Resonant.

A press release announcing Mr. McDermut’s appointment as an executive officer was issued by us on October 31, 2018, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
10.1    Offer Letter between the Registrant and Martin S. McDermut, dated October 14, 2018.

99.1	Press Release dated October 31, 2018.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2018	Resonant Inc.

By:	/s/ George B. Holmes
George B. Holmes
Chief Executive Officer